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                                                                     EXHIBIT 3.4

                                   B Y L A W S

                                       OF

                                  URCARCO, INC.

                                    ARTICLE I

                                     OFFICES

                Section 1. Principal Offices. The principal office of this corporation shall be maintained at 4304 Kirkland Drive, Fort Worth, Texas 76109, which shall be the headquarters for the transaction of all business, but, in the discretion of the Board of Directors, the location of the principal office may change from time to time and branch offices may be established at other places.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

                Section 1. Annual Meetings. The annual meeting of the shareholders of this corporation shall be held at the principal office of the corporation, on the fourth Wednesday in September of each year, beginning with the year '1989, at 10:00 a.m., or at such time and place within or without the state of Texas as may be designated by the Board of Directors, at which meeting directors shall be selected for the current year and such other business transacted as may properly come before said meeting.

                Section 2. Special Meetings. All special meetings of shareholders shall be held at the principal office of the corporation or at any place designated in the notice upon call by a majority of the directors, or upon written request signed by shareholders holding one-tenth (1/10) of the voting stock of the corporation, or at the call of the President. No other business shall be transacted there at except by unanimous consent of all the shareholders present, whether in person or by proxy.

                Section 3. Notice of Meetings. Written or printed notice stating the date, place and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder

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at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

                Section 4. Quorum. The presence at any meeting, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, except where provided otherwise by statute.

                Section 5. Adjournments. In the absence of a quorum, a majority in interest of the shareholders entitled to vote, present in person or by proxy, or, if no shareholder entitled to vote is present in person or by proxy, any officer entitled to preside or act as secretary of such meeting, may adjourn the meeting from time to time until a quorum shall be present.

                Section 6. Voting. Directors shall be chosen by a plurality of the votes cast at the election, and, except where otherwise provided by statute, all other questions shall be determined by a majority of the votes cast on such question. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to vote at a meeting of shareholders, except where provided otherwise by statute or the articles of incorporation of the corporation. Only such persons shall be permitted to vote at any meeting of shareholders, either in person or by proxy, as shall have appeared on the books of the corporation as shareholders thereof for at least ten (10) days prior to such meeting.

                Section 7. Proxies. Any shareholder entitled to vote may vote by a proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include telegraphing or cabling) by the shareholder himself or by his duly authorized attorney. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

                Section 8. Judges of Election. The Board of Directors may appoint judges of election to serve at any election of directors and at balloting on any other matter that may properly come before a meeting of shareholders. If no such appointment shall be made, or if any of the judges so appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officer at the meeting.

                Section 9. Informal Action. Any action required by law to be taken at a meeting of the shareholders of a corporation, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing,

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setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of shareholders, and may be stated as such in any articles or document filed with the Secretary of State.

                Section 10. Participation in Meeting. Shareholders may participate in and hold a meeting of such shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 10 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE III

                                    DIRECTORS

                Section 1. Number. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors or shareholders (any such resolution of either the Board of Directors or shareholders being subject to any later resolution of either of them), but shall not be less than three (3) nor more than fifteen (15) and the original directors shall be those specified in the Articles of Incorporation, and shall serve until the next annual election of directors or until their successors are appointed and qualified. The number of directors may be increased or decreased from time to time by amendment to these Bylaws as provided in ARTICLE IX hereof.

                Section 2. Election and Term of Office. The directors shall be elected at the annual meeting of the shareholders. Each director (whether elected at an annual meeting or to fill a vacancy or otherwise) shall continue in office until his successor shall have been elected or until his earlier death, resignation or removal in the manner hereinafter provided.

                Section 3. Vacancies and Additional Directorships. If any vacancy shall occur among the directors for any reason, the vacancy may be filled by action of a majority of the remaining directors at any annual or special meeting or, in default of such meetings or action of the remaining directors thereat, may be filled by the shareholders at any annual or special meeting. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor

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in office. In the event the entire Board of Directors shall resign or die, any shareholder of the corporation may call a special shareholders' meeting in a manner provided in ARTICLE II, Section 2 hereof, at which meeting a new Board of Directors may be elected, but no other business shall be transacted except as set forth in said notice.

                Section 4. Removal. Any director or the entire Board of Directors may be removed at any meeting of shareholders called expressly for that purpose, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Any director may be removed by a majority vote of the Board of Directors at any regular meeting or special meeting called for that purpose.

                Section 5. Resignation. Any director may resign at any time by giving written notice of such resignation to the Board of Directors, the President, any Vice President or the Secretary. Any such resignation shall take effect at any time specified therein, or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                Section 6. Annual or Special Meetings. An annual meeting of the Board of Directors shall be held at the termination of the annual meeting of the shareholders, for the purpose of electing officers and for the transaction of such other business as may properly come before the meeting. Special meetings of the Board may be called by the President upon one (1) day's notice, verbally, or in writing; and such special meeting shall be called by the Secretary upon written request of any director. At any annual or special meeting of the Board, a chairman of the meeting and a secretary of the meeting shall be elected.

                Section 7. Place of Meeting. All meetings of the Board of Directors shall be held at the principal office of the corporation, but may be held, on notice given to each director, at any place designated in such notice, either within or without the State of Texas.

                Section 8. Quorum. At any annual or special meeting of the Board of Directors, a majority of the Board of Directors shall constitute a quorum for the transaction of business. The majority of voices shall decide the vote of the Board at any annual or special meeting.

                Section 9. Informal Action. Any action required by law to be taken at a meeting of the Board of Directors of a corporation, or any action which may be taken at a meeting of the Board of Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Board of Directors, and such consent

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shall have the same force and effect as a unanimous vote of the Board of
Directors, and may be stated as such in any document or instrument filed with the Secretary of State.

                Section 10. Participation in Meeting. Members of the Board of Directors may participate in and hold a meeting of such Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 10 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE IV

                             COMMITTEES OF THE BOARD

                Section 1. Designation, Power, Alternate Members and Term of Office. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. Any such committee, to the extent provided in such resolution and to the extent allowed by law, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. The Board may designate one or more directors as alternate members of any committee, who, in the order specified by the Board, may replace any absent or disqualified member at any meeting of the committee. If at a meeting of any committee one or more of the members thereof should be absent or disqualified, and if either the Board of Directors has not so designated any alternate member or members, or the number of absent or disqualified members exceeds the number of alternate members who are present at such meeting, then the member or members of such committee (including alternates) present at any meeting and not disqualifed from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. The term of office of the members of each committee shall be as fixed from time to time by the Board, subject to these Bylaws; provided, however, that any committee member who ceases to be a member of the Board shall ipso facto cease to be a committee member. Each committee shall appoint a secretary, who may be the Secretary of the Corporation or any Assistant Secretary thereof.

                Section 2. Meetings, Notices and Records. Each committee may provide for the holding of regular meetings, with or

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without notice, and may fix the time and place at which such meetings shall be held. Special meetings of each committee shall be held upon call by or at the direction of its chairman, or, if there is no chairman, by or at the direction of any two of its members, at the time and place specified in the respective notices or waivers of notice thereof. Notice of each special meeting of a committee shall be mailed to each member of such committee, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent by telegram, radio or cable, addressed to him at such place, or telephoned or delivered to him personally, not later than the day before the day on which the meeting is to be held. Notice of any meeting of a committee need not be given to any member thereof who shall attend the meeting in person or who shall waive notice thereof by telegram, radio, cable or other writing. Notice of any adjourned meeting need not be given. Each committee shall keep a record of its proceedings.

                Section 3. Quorum and Manner of Acting. At each meeting of any committee the presence of one-third but not less than two of its members then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee; in the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present. Subject to the foregoing and other provisions of these Bylaws and except as otherwise determined by the Board of Directors, each committee may make rules for the conduct of its business. Any determination made in writing and signed by all the members of such committee shall be as effective as if made by such committee at a meeting.

                Section 4. Resignations. Any member of a committee may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board or any such officer.

                Section 5. Removal. Any member of any committee may be removed at any time by the Board of Directors with or without cause.

                Section 6. Vacancies. If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining members of such committee, though less than a quorum, shall continue to act until such vacancy is filled by the Board of Directors.

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                Section 7.   Compensation. Committee members shall receive such
reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any committee member from serving the Corporation in any other capacity and receiving compensation therefor.

                                    ARTICLE V

                                    OFFICERS

                Section 1. Number. The officers of the corporation shall be a President, one or more Vice Presidents, a Secretary, a Treasurer and, if the Board of Directors so determines, a Chairman of the Board, and such other officers as may be appointed in accordance with the provisions of Section 3 of this ARTICLE V.

                Section 2. Election and Term of Office. Each officer (except such officers as may be appointed in accordance with the provisions of Section 3 of this ARTICLE V) shall be elected by the Board of Directors. The Board of Directors may combine any two or more offices to be held by the same person. Each officer (whether elected at the first meeting of the Board of Directors after the annual meeting of shareholders or to fill a vacancy or otherwise) shall hold his office until the first meeting of the Board of Directors after the next annual meeting of shareholders and until his successor shall have been elected, or until his death, or until he shall have resigned in the manner provided in Section 4 of this ARTICLE V or shall have been removed in the manner provided in Section 5 of this ARTICLE V.

                Section 3. Subordinate Officers and Agents. The Board of Directors from time to time may appoint other officers or agents (including one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers) to hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as may be provided in the resolutions appointing them. The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

                Section 4. Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the President, a Vice President or the Secretary. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer.

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                Section 5.   Removal. Any officer specifically designated in
Section 1 of this ARTICLE V may be removed at any time, either with or without cause, at any meeting of the Board of Directors by the vote of a majority of all the directors then in office. Any officer or agent appointed in accordance with the provisions of Section 3 of this ARTICLE V may be removed, either with or without cause, by the Board of Directors at any meeting, by the vote of a majority of the directors at such meeting, or by any superior officer or agent upon whom such power of removal shall have been conferred by the Board of Directors.

                Section 6. Vacancies. A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for regular election or appointment to such office.

                Section 7. Chief Executive Officer. The Chief Executive Officer of the corporation shall be either the Chairman of the Board or the President, as the Board of Directors shall determine. Subject to the direction of the Board of Directors, he shall have general charge of the business, affairs and property of the corporation and general supervision over its officers and agents. As such Chief Executive Officer, if present, he shall preside at all meetings of shareholders and he shall see that all orders and resolutions of the Board of Directors are carried into effect. He may sign, with any other officer thereunto duly authorized, certificates of stock of the corporation, the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature), and may sign and execute in the name of the corporation deeds, mortgages, bonds, contracts, agreements or other instruments duly authorized by the Board of Directors except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. From time to time he shall report to the Board of Directors all matters within his knowledge which the interest of the corporation may require to be brought to its attention. He shall also perform such other duties as are given to him by these Bylaws or as from time to time may be assigned to him by the Board of Directors.

                Section 8. The Chairman of the Board. The Chairman of the Board, if one is appointed, shall preside at all meetings of the directors and shall have such other powers and duties as shall be prescribed by the Board of Directors. The Chairman of the Board shall be a member, ex officio, of all committees appointed by the Board.

                Section 9. The President. The President, in the absence of the Chairman of the Board, shall perform the duties and exercise the powers of the Chairman of the Board; he shall

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have such power as may be by statute exclusively conferred upon the President and he shall have such other powers and duties as shall be prescribed by the Board of Directors. The President shall be a member, ex officio, of all committees appointed by the Board.

                Section 10. The Vice Presidents. At the request of the President or in his absence or disability, the Vice President designated by the President (or in the absence of such designation, the Vice President designated by the Board of Directors) shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all restrictions upon the President. Any Vice President may also sign, with any other officer thereunto duly authorized, certificates of stock of the corporation, the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature), and may sign and execute in the name of the corporation deeds, mortgages, bonds and other instruments duly authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. Each Vice President shall perform such other duties as are given to him by these Bylaws or as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer.

                Section 11.  The Secretary. The Secretary shall

                        (a) record all the proceedings of the meetings of the shareholders, the Board of Directors, and any committees in a book or books to be kept for that purpose;

                        (b) cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by statute;

                        (c) whenever any committee shall be appointed in pursuance of a resolution of the Board of Directors, furnish the chairman of such committee with a copy of such resolution;

                        (d) be custodian of the records and of the seal of the corporation, and cause such seal to be affixed to all certificates representing stock of the corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the corporation under its seal shall have been duly authorized;

                        (e) see that the lists, books, reports, statements, certificates and other documents and

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                records required by statute are properly kept and filed;

                        (f) have charge of the stock and transfer books of the corporation, and exhibit such stock book at all reasonable times to such persons as are entitled by statute to have access thereto;

                        (g) sign (unless the Treasurer or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and

                        (h) in general, perform all duties incident to the office of Secretary and such other duties as are given to him by these Bylaws or as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer.

                Section 12. Assistant Secretaries. At the request of the Secretary or in his absence or disability, the Assistant Secretary designated by him (or in the absence of such designation, the Assistant Secretary designated by the Board of Directors or the Chief Executive Officer) shall perform all the duties of the Secretary, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the Chief Executive Officer or the Secretary.

                Section 13.  The Treasurer. The Treasurer shall

                        (a) have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the corporation;

                        (b) cause the moneys and other valuable effects of the corporation to be deposited in the name and to the credit of the corporation in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select or to be otherwise dealt with in such manner as the Board of Directors may direct;

                        (c) cause the funds of the corporation to be disbursed by checks or drafts upon the authorized depositaries of the corporation, and cause to be taken and preserved proper vouchers for all moneys disbursed;

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                        (d)     render to the Board of Directors or the Chief
                Executive Officer, whenever requested, a statement of the financial condition of the corporation and of all his transactions as Treasurer;

                        (e) cause to be kept at the corporation's principal office correct books of account of all its business and transactions and such duplicate books of account as he shall determine and upon application cause such books or duplicates thereof to be exhibited to any director;

                        (f) be empowered, from time to time, to require from the officers or agents of the corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the corporation;

                        (g) sign (unless the Secretary or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and

                        (h) in general, perform all duties incident to the office of Treasurer and such other duties as are given to him by these Bylaws or as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer.

                Section 14. Assistant Treasurers. At the request of the Treasurer or in his absence or disability, the Assistant Treasurer designated by him (or in the absence of such designation, the Assistant Treasurer designated by the Board of Directors or the Chief Executive Officer) shall perform all the duties of the Treasurer, and, when so acting, shall have all the powers and be subject to all restrictions upon the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the Chief Executive Officer or the Treasurer.

                Section 15. Salaries. The salaries of the officers of the corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed in accordance with the provisions of Section 3 of this ARTICLE V. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

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                Section 16.  Surety Bonds. If the Board of Directors shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful discharge of his duties, including responsibility for negligence and for the accounting for all property, funds or securities of the corporation which may come into his hands.

                                   ARTICLE VI

                                  CAPITAL STOCK

                Section 1. Subscriptions. Subscriptions to the capital stock of the corporation shall be paid in such manner and at such time as the Board of Directors may require, and failure to pay any installment when required shall work a forfeiture of the stock so in arrears. No stock, however, shall be declared forfeited by the directors until after notice in writing shall have been given to such shareholder in person or by mail directed to his last address as the same appears upon the books of the company, which notice shall require the shareholder to make payment at the time and place specified in such notice, and stating that if he fails to make such payment his stock and all dividends thereon will be forfeited for the use of the corporation, which notice must be given at least thirty (30) days prior to the date such stock will be declared forfeited.

                Section 2. Payment. The Board of Directors may in its discretion accept property, real or personal, in payment for stock and may issue stock in consideration of labor performed.

                Section 3. Certificates. Certificates of stock shall be numbered in the order issued and shall be signed by the President and countersigned by the Secretary and shall bear the imprint of the corporate seal. All certificates shall be bound in book form and shall be issued therefrom consecutively, and on the stub of such book shall be entered the name and address of the person owning the shares represented by each certificate issued, with a statement of the number of shares represented by such certificate and the date of its issuance. No certificate shall be issued for any share of stock until such share has been fully paid up.

                Section 4. Transfers. Transfers of shares shall be made only on the books of the corporation by the holder in person, and if made by any other person his authority to do so shall be evidenced by power of attorney from the owner; and no certificate shall be issued until the older certificates have been surrendered and cancelled. All certificates returned or exchanged shall be immediately marked "cancelled" and the date of such cancellation noted on such certificate by the Secretary, and the certificate

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thus cancelled shall be pasted into said book opposite the stub bearing memoranda of its original issuance.

                Section 5. Lost Certificate. In the event an original certificate shall have been lost by the shareholder it shall be the privilege of the corporation to demand an adequate bond of indemnity before issuing stock, by the owner; and where there shall be conflicting claim as to the ownership of stock the corporation may refuse to make a transfer until such conflicting claims shall have been adjusted by litigation or otherwise.

                Section 6. Dividends. Dividends may be declared and paid out of the net profits of the corporation whenever in the judgment of the Board of Directors such dividends may be declared without impairing the corporation's business operations. The Board of Directors may, if it deems it in the best interest of the corporation, declare no dividends but permit the profits to accumulate for use in the corporation's business or to enable it to purchase any of its own capital stock.

                                   ARTICLE VII

                                      SEAL

                Section 1. Seal. The seal of the corporation shall bear the full corporate name of the corporation, with the word "Seal" noted thereon; provided, however, that if the full corporate name is too long, it may be abbreviated in the seal.

                                  ARTICLE VIII

                      INDEMNITY FOR OFFICERS AND DIRECTORS

                Section 1. Indemnification. The corporation agrees to indemnify each person who is an officer or director of the corporation or any person who was an officer or director of the corporation against expenses which such person has reasonably incurred, including, but not limited to, attorneys' fees in connection with any action, suit, or proceeding in which such person has or may be made a party by reason of his having been such director or officer, except in relation to such matters as to which he shall be adjudged in such action, suit or proceedings to have been derelict in the performance of his duty as such director or officer; provided, however, that in the event of the settlement of such action, suit or proceeding such person shall be indemnified by the corporation against such expense incurred by such person only to such extent, if any, as may be determined in or in connection with such settlement, and then only if such determination shall have been approved by a court of competent jurisdiction or by resolution duly adopted by a majority of the whole Board of Directors of the corporation, and no director included in such

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majority shall have or shall at any time have had any financial interest adverse to the corporation in the action, suit or proceeding or the subject matter or the outcome thereof. The foregoing right of indemnification shall not be exclusive of other rights to which any person who is a director or officer of the corporation may be entitled as a matter of law or otherwise, nor shall it be a derogation of the liability of such officer and director as imposed by the Texas Business Corporation Act.

                                   ARTICLE IX

                                   AMENDMENTS

                Section 1. Amendment by Board of Directors. The Board of Directors shall have power to make, amend, or repeal these Bylaws by vote of a majority of all the directors at any annual or special meeting, provided notice of intention to make such changes at said meeting shall have been previously given to each director, and may be made without such notice by a unanimous vote of all directors. Where the Bylaws are amended or repealed by the Board of Directors, a notice of such change, setting forth the nature thereof, shall be mailed to each shareholder at the address which shall appear upon the books of the corporation, within ten (10) days after such amendment or repeal.

                Section 2. Amendment by Shareholders. These Bylaws shall be subject to amendment, alteration or repeal at any annual meeting of the shareholders or at any special meeting called for that purpose.

ATTEST:

/s/ [ILLEGIBLE]
------------------------
       Secretary

                                                                             14.

                                 FIRST AMENDMENT

                                       TO

                                     BYLAWS

                                       OF

                                  URCARCO, INC.

        By Resolution No. 2 adopted by unanimous written consent of the Board of Directors at a Special Meeting Held Effective as of January 8, 1988, the Board of Directors of URCARCO, INC. amended Section 1 of Article III of the Bylaws of the Corporation to specify that the number of directors shall be not less than three (3) nor more than fifteen (15). Subsequently, at the Annual Meeting of the Shareholders of the Corporation held on January 19, 1988, the Shareholders also adopted and ratified the same Amendment to the Bylaws of the Corporation. Accordingly, Section 1 of Article III of the Bylaws is hereby amended to read as follows:

                "Section 1. Number. The number of directors constituting the entire Board of Directors of the Company shall be not less than three
        (3), nor more than fifteen (15)."

        Dated this the 19th day of January, 1988.

                                                       URCARCO, INC.


                                                       By  /s/ A. W. Pierce
                                                          ----------------------
                                                          A. W. Pierce, III
                                                          Its Secretary

                                AmeriCredit Corp.

                                BYLAW AMENDMENTS

                             adopted August 28, 1997

        1. Amendment to Bylaws to require advance written notice of nominations of Directors.

                New Section 11 is added to Article II of the Bylaws:

                Section 11.  Stockholder Nomination of Director Candidates.

                (1) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Bylaw.

                (2) Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the date on which notice of the date of the meeting was mailed or public disclosure was made, and (b) in the case of a special meeting at which directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of the Corporation which are beneficially owned by such person. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

                (3) No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Bylaw. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.

        2. Amendment to Bylaws to require advance written notice of matters to be brought before the stockholders.

                New Section 12 is added to Article II of the Bylaws:

                Section 12.  Notice of Stockholder Business.

                (1) At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Bylaw, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Bylaw.

                (2) For business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph 1 of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to being before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business

                (3) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Bylaw. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.

        3. Amendment to Bylaws to delete requirement that shareholders be provided with written notice of amendments to the Bylaws.

                Section 1 under Article IX of the Bylaws is hereby amended by deleting the following sentence from such Section:

                "Where the Bylaws are amended or repealed by the Board of Directors, a notice of such change, setting forth the nature thereof, shall be mailed to each shareholder at the address which shall appear upon the books of the corporation, within ten
                (10) days after such amendment or repeal."

        WHEREAS, the foregoing Bylaw Amendments were adopted by the Board of Directors of AmeriCredit Corp. on this the 28th day of August, 1997.


                                                       /s/ Chris A. Choate
                                                       -------------------------
                                                       Chris A. Choate
                                                       Secretary

                                   EXHIBIT "A"

        Section 1 of Article III of the Bylaws is amended to read in its entirety as follows:

        Section 1. Number and Term. The number of directors which shall constitute the whole Board of Directors shall be not less than three (3) nor more than fifteen (15), the exact number to be fixed from time to time by resolution of the Board of Directors. The directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected at the annual meeting of shareholders to be held in 1999 for a term expiring at the annual meeting of shareholders to be held in 2000, another class to be originally elected at the annual meeting of shareholders to be held in 1999 for a term expiring at the annual meeting of shareholders to be held in 2001, and another class to be originally elected at the annual meeting of shareholders to be held in 1999 for a term expiring at the annual meeting of shareholders to be held in 2002, with each class to hold office until its successors are elected and qualified. At each annual meeting of shareholders occurring after the 1999 annual meeting of shareholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

        Section 2 and Section 4 of Article III of the Bylaws are each deleted in its entirety.

        The foregoing amendments to the Bylaws of AmeriCredit Corp. were adopted by the Board of Directors by Unanimous Written Consent dated September 7, 1999.


                                                       /s/ Chris A. Choate
                                                       -------------------------
                                                       Chris A. Choate
                                                       Secretary

        Section 3 of Article III of the Bylaws is deleted in its entirety and replaced by the following:

        Section 3. Vacancies and Additional Directorships. If any vacancy shall occur among the directors for any reason, including, but not limited to, by reason of an increase in the number of directors, the vacancy shall be filled by resolution of a majority of the remaining directors (or by the sole remaining director), though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office or, if elected to fill a vacancy resulting from an increase in the number of directors until the next election of one or more directors by the shareholders. In the event the entire Board of Directors shall resign or die, any shareholder of the corporation may call a special shareholders' meeting in a manner provided in Article II, Section 2 hereof, at which meeting a new Board of Directors may be elected, but no other business shall be transacted except as set forth in said notice.

        Section 1 of Article VIII of the Bylaws is deleted in its entirety and replaced by the following:

        Section 1. Indemnification. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The corporation shall advance the reasonable expenses of any such person who is indemnified pursuant to the previous section. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful. Notwithstanding anything else contained herein, the corporation shall indemnify persons for whom indemnification is permitted by the Texas Business Corporation Act to the fullest extent permissible under the Texas Business Corporation Act, and may purchase such indemnification insurance as the Board of Directors from time to time shall determine.

        The foregoing amendments to the Bylaws of AmeriCredit Corp. were adopted by the Board of Directors by Unanimous Consent dated June 2, 2003.


                                                       /s/ Chris A. Choate
                                                       -------------------------
                                                       Chris A. Choate
                                                       Secretary